UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2025

ALTO INGREDIENTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21467	41-2170618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South Second Street
Pekin, Illinois	61554
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 710-2586

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ALTO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry Into a Material Definitive Agreement.

On March 17, 2025, Alto Ingredients, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Bradley L. Radoff, and Michael Torok (collectively, the “Radoff/Torok Group”). Among other things, the Letter Agreement provides that:

● The Company’s board of directors (the “Board”) shall have received irrevocable notices from Douglas L. Kieta and Michael D. Kandris of their intent not to stand for re-election at the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) and the Board agrees that neither of Messrs. Kieta nor Kandris shall be nominated for election to the Board at the 2025 Annual Meeting.

● The Board shall have the sole discretion to identify and appoint director candidates to fill the vacancies created by the departures of Messrs. Kieta and Kandris from the Board.

● During the period commencing on the date of the Letter Agreement until the date that is the earlier to occur of (i) thirty (30) days prior to the deadline for delivery of notice under the Amended and Restated Bylaws of the Company for the nomination of director candidates for election to the Board at the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) or (ii) one hundred twenty (120) days prior to the first anniversary of the 2025 Annual Meeting (the “Standstill Period”), at each annual or special meeting of the stockholders of the Company, or any action by written consent of the Company’s stockholders in lieu thereof, and any adjournment, postponement, rescheduling or continuation thereof (each, a “Stockholder Meeting”), the Radoff/Torok Group will cause all shares of the Company’s common stock (“Common Stock”) beneficially owned by it in favor of all directors nominated by the Board for election and otherwise in accordance with the recommendations of the Board, and against the election of any director nominee not so recommended by the Board.

● During the Standstill Period, the Radoff/Torok Group will be subject to certain customary standstill provisions set forth in the Letter Agreement. The standstill provisions provide, among other things, that the Radoff/Torok Group cannot, subject to certain exceptions as provided in the Letter Agreement:

○ acquire, seek or propose (publicly or otherwise) or agree to acquire, beneficial ownership, directly or indirectly of more than 19.9% of the outstanding shares of Common Stock;

○ (i) nominate or recommend for nomination any person for election at any Stockholder Meeting or otherwise seek representation on the Board, (ii) submit, participate in or be the proponent of any proposal for consideration at, or bring any other business before, any Stockholder Meeting, (iii) seek the removal of any member of the Board, (iv) initiate, encourage or participate in any “vote no,” “withhold” or similar campaign with respect to any Stockholder Meeting, or (v) publicly or privately encourage or support any other stockholder or person to take any of the foregoing actions;

○ make, engage in or in any way participate in any solicitation of or seek to advise, encourage or influence any person with respect to the voting of any securities of the Company;

○ form, join, encourage or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the shares of the Common Stock (other than a “group” that includes all or some of the persons disclosed in the Schedule 13D filed by the Radoff/Torok Group with respect to the Company, but does not include any other persons not disclosed in such Schedule 13D);

○ grant any proxy, consent or other authority to vote with respect to any matters for any Stockholder Meeting or  deposit any securities of the Company in any voting trust or subject any securities of the Company to any arrangement or agreement with respect to the voting of any such securities of the Company;

○ seek or submit, or knowingly encourage any person to seek or submit, nomination(s) in furtherance of a “contested solicitation” for the appointment, election or removal of directors with respect to the Company;

○ (i) make any proposal for consideration by stockholders at any Stockholder Meeting, (ii) make any offer or proposal (with or without conditions) with respect to any merger, tender (or exchange) offer, acquisition, recapitalization, restructuring, disposition, business combination or other extraordinary transaction involving the Company, (iii) solicit a third party to make an offer or proposal (with or without conditions) with respect to any merger, tender (or exchange) offer, acquisition, recapitalization, restructuring, disposition, other business combination or other extraordinary transaction involving the Company, or encourage, initiate or support any third party in making such an offer or proposal, or (iv) call, seek or request (publicly or otherwise) a special meeting of stockholders; or

○ seek, alone or in concert with others, representation on the Board.

● During the Restricted Period, the parties agreed to refrain from making any public statements that disparage the other party.

The foregoing summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2025, Douglas L. Kieta, the Chairman of the Board of the Company notified the Company that he will not stand for re-election to the Board at the Company’s upcoming 2025 Annual Meeting to be held on June 25, 2025, and therefore his term as a director will end at the 2025 Annual Meeting.

On March 17, 2025, Michael D. Kandris, a member of the Board, notified the Company that he will not stand for re-election to the Board at the Company’s upcoming 2025 Annual Meeting, and therefore his term as a director will end at the 2025 Annual Meeting.

The decisions by Messrs. Kieta and Kandris to not stand for re-election to the Board at the Company’s upcoming 2025 Annual Meeting was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

10.1	Letter Agreement dated March 17, 2025 by and among Alto Ingredients, Inc., Bradley L. Radoff and Michael Torok.

99.1	Press Release dated March 18, 2025 entitled “Alto Ingredients, Inc. Enters into Letter Agreement with Bradley L. Radoff and Michael Torok”.

99.2	Press Release dated March 18, 2025 entitled “Alto Ingredients, Inc. Directors to Not Stand for Reelection”.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2025	ALTO INGREDIENTS, INC.

	By:	/S/ AUSTE M. GRAHAM
Auste M. Graham, Chief Legal Officer and Secretary